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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS


Search Capital Group, Inc.
Dallas, Texas

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-8) pertaining to the Search Capital Group, Inc. 1994 Employee Stock Option Plan of our report dated May 10, 1996, relating to the consolidated financial statements and schedules of Search Capital Group, Inc. appearing in the Company's Transition Report on Form 10-K for the period ended March 31, 1996. Our report contains an explanatory paragraph regarding a change in accounting principle.


                                                   /s/ BDO Seidman, LLP

                                                   BDO SEIDMAN, LLP



Dallas, Texas
February 20, 1997